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Exhibit 99.27

        EXECUTION COPY

April 12, 2004

Foster Wheeler LLC
Perryville Corporate Park
Service Road East 173
Clinton, New Jersey 08809-4000

SECOND EXTENSION OF COMMITMENTS

Ladies and Gentlemen:

        Reference is made to the Commitment Letter dated February 4, 2004 (as modified by the Extension of Commitments dated April 5, 2004, the "Commitment Letter"), among Foster Wheeler LLC, a Delaware limited liability company (the "Company") and the entities listed on Schedule 1 thereto (the "Purchasers"), in connection with the proposed repayment of approximately $120,000,000 of certain funded debt of the Company. Terms defined in the Commitment Letter are used herein as defined therein.

        The Company has requested that the Purchasers consent to a second extension of the Commitment Letter and the Purchasers are willing to so consent upon the terms and conditions of this letter (the "Letter"). Accordingly, the parties hereto hereby agree as follows:

        Section 1.    Amendments.    Subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Commitment Letter shall be amended as follows:

          1.01.    Termination of Commitment.    Section 7(c) of the Commitment Letter is hereby amended to read in its entirety as follows:

            "(c) [intentionally omitted];"

        Section 2.    Conditions.    The amendments set forth in Section 1 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

          (a)    Execution of this Letter.    The execution and delivery of counterparts of this Letter by the Company and each of the Purchasers not later than April 12, 2004; and

          (b)    Payment of Fees.    The payment of any outstanding invoices for fees and expenses incurred by Saybrook Restructuring Advisors, LLC and Milbank, Tweed, Hadley & McCloy LLP, with respect to which invoices have been delivered to the Company on or before April 9, 2004.

        Section 3.    Miscellaneous.    Except as herein provided, the terms and conditions set forth in the Commitment Letter shall continue unchanged and in full force and effect. This letter shall be governed by, and construed in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, each of the parties has caused this Commitment Letter to be executed and delivered by its duly authorized officers as of the date first written above.

Very truly yours,
FOSTER WHEELER LLC
By:
/s/ THIERRY DESMARIS
	Name:	Thierry Desmaris
	Title:	Vice President & Treasurer

Purchaser:
Wells Fargo Bank, N.A.
By:	/s/ Peta Swidler

Name: Peta Swidler Title: SVP

Purchaser:
Sutter Advisors, LLC
	By:	/s/ Peta Swidler

		Name:	Peta Swidler
3Title:	SVP

Purchaser:
Merrill Lynch Global Allocation Fund, Inc.
By: /s/ Lisa Ann O'Donnell

Name: Lisa Ann O'Donnell Title: Director of MLIM, Authorized Signatory

Purchaser:
Merrill Lynch International Investment Fund—MLIIF Global Allocation Fund
By:	/s/ Lisa Ann O'Donnell

Name: Lisa Ann O'Donnell Title: Director of MLIM, Authorized Signatory

Purchaser:
Merrill Lynch Variable Series Fund, Inc.—Merrill Lynch Global Allocation V.I. Fund
By:	/s/ Lisa Ann O'Donnell

Name: Lisa Ann O'Donnell Title: Director of MLIM, Authorized Signatory

Purchaser:
Merrill Lynch Series Funds, Inc.—Global Allocation Strategy Portfolio
By:	/s/ Lisa Ann O'Donnell

Name: Lisa Ann O'Donnell Title: Director of MLIM, Authorized Signatory

Purchaser:
Tribeca Investments Ltd.
By:	/s/ Craig Jarvis

Name: Craig Jarvis Title: Chief Financial Officer

Purchaser:
Highbridge Capital Corporation
By:	/s/ Andrew Martin

Name: Andrew Martin Title: Portfolio Manager

Purchaser:
SPECIAL VALUE ABSOLUTE RETURN FUND, LLC
	By:	SVAR/MM, LLC
	Its:	Managing Member
	By:	Tennenbaum Capital Partners, LLC
	Its:	Managing Member
	By:	Tennenbaum & Co., LLC
	Its:	Managing Member
By:	/s/ Mark K. Holdsworth

Name: Mark K. Holdsworth Title: Managing Partner

Purchaser:
SPECIAL VALUE BOND FUND II, LLC
	By:	SVIM/MSM II, LLC
	Its:	Managing Member
	By:	Tennenbaum & Co., LLC
	Its:	Managing Member
By:	/s/ Mark K. Holdsworth

Name: Mark K. Holdsworth Title: Managing Partner

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SECOND EXTENSION OF COMMITMENTS